UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 8, 2011
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33666 (Commission File Number)	74-3204509 (I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas (Address of principal executive offices)		77060 (Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 8, 2011, Janet F. Clark resigned as a member of the Board of Directors (the “Board”) of Exterran Holdings, Inc. and as chair of the audit committee of the Board. Ms. Clark, who is Executive Vice President and Chief Financial Officer of Marathon Oil Company, resigned from our Board in connection with her appointment to the board of directors of Dell Inc., as Marathon requires that Ms. Clark serve on the board of directors of only one other public company. The resignation of Ms. Clark from the Board was not due to any disagreement with us on any matter relating to our operations, policies or practices.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Resignation Letter of Janet F. Clark.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

September 9, 2011	By:	/s/ J. Michael Anderson J. Michael Anderson
Senior Vice President, Chief Financial Officer and Chief of Staff

Exhibit Index

99.1	Resignation Letter of Janet F. Clark.